UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 27, 2020

INTRICON CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	1-5005	23-1069060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Red Fox Road, Arden Hills, MN 55112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (651) 636-9770

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $1.00 per share	IIN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule l2b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)       On October 27, 2020, the Board of Directors of Intricon Corporation (the “Company”), based upon the recommendation of the Compensation Committee of the Board of Directors, approved the amendment and restatement of the Company’s 2015 Equity Incentive Plan (the “Amended and Restated 2015 Plan”) to, among other things:

•	remove provisions based on Section 162(m) of the Internal Revenue Code. Because the U.S. tax reform legislation that was enacted in December 2017 repealed the exception to the Section 162(m) deduction limit for performance-based compensation, the amendment removed language that was designed to enable awards to qualify for that exception; however, the annual limitations on the number of shares that each participant may receive under the Amended and Restated 2015 Plan was retained.

•	provide that the Company may not purchase or exchange “out of the money” options or stock appreciation rights (i.e., an option or stock appreciation right for which the exercise price or base price is lower than the then current fair market value of the stock) without shareholder approval.

•	provide for a minimum one year vesting period for all awards under the Amended and Restated 2015 Plan, subject to an exception for certain events, such as death, disability or retirement or as described in the next bullet.

•	revise the definition of "Change of Control" and provide for a "double trigger" for employee participants in the event of a Change of Control if the awards are assumed by the acquiror or an equivalent award is substituted by the acquiror. Under the Amended and Restated 2015 Plan, in the event a Change in Control occurs and the acquiror assumes outstanding awards or provides an equivalent substitute, the awards will continue to vest in accordance with their terms unless the participant's employment is terminated by the Company without "cause" or by the employee for "good reason" (as such terms are defined in the Amended and Restated 2015 Plan) within twelve months after the Change of Control, in which event such awards will immediately vest. If the acquiror does not assume the awards or provide an equivalent substitute, such awards will vest upon the Change of Control.

•	added a clawback provision. The Company may cancel any award, require reimbursement of any award by a participant, and effect any other right of recoupment of equity or other compensation provided under the Amended and Restated 2015 Plan in accordance with any Company policies that may be adopted and/or modified from time to time ("Clawback Policy"). In addition, a participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Amended and Restated 2015 Plan or an award agreement, in accordance with the Clawback Policy. By accepting an award, the participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or regulation or stock exchange listing requirements).

The changes will be effective with respect to any awards granted after the date of Board approval of the Amended and Restated 2015 Plan.

The foregoing description of changes effected by the Amended and Restated 2015 Plan does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated 2015 Plan, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amended and Restated 2015 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRICON CORPORATION

By:	/s/ Annalee Lutgen
Name:	Annalee Lutgen
Title:	Treasurer and Director of Finance

Date: November 2, 2020